Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 1, 2022, with respect to the consolidated financial statements of Yukai Health Group Limited, for the years ended December 31, 2021 and 2020, in this Registration Statement on Form F-1 of Yukai Health Group Limited and the related Prospectus of Yukai Health Group Limited filed with the Securities and Exchange Commission.

TPS Thayer LLC

Sugar Land, Texas

July 1, 2022